EXHIBIT 99.01

Mark Angel Joins KANA as Senior Vice President of Corporate Development and Strategy

Former KNOVA CTO and Co-Founder to Help Develop and Evangelize KANA’s Strategic Vision

MENLO PARK, Calif. – May 4, 2007 – KANA Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service, today announced that Mark Angel has joined the company as Senior Vice President of Corporate Development and Strategy. In this role, Mr. Angel will be responsible for defining and guiding KANA’s strategic direction. Drawing from his extensive industry experience, Mr. Angel will help position KANA to take full advantage of changing market dynamics, technology innovations, and clients’ expanding business requirements.

“I credit Mark Angel for bringing Web 2.0 to the CRM and eService world,” said John Ragsdale, Vice President of Research for the SSPA, on his blog, “Ragsdale’s Eye on Service.” “His leadership on this and other topics will enable KANA to drive innovation within our industry for next generation customer service and support technologies. 2007 looks like a great year for KANA.”

Mark Angel has worked in the fields of customer service software, knowledge management, and search technology development for more than two decades. Prior to joining KANA, he served as CTO of KNOVA Software Inc., now a division of Consona Corporation. Responsible for the company’s product and technology vision, Mr. Angel played a pivotal role in conceptualizing and evangelizing Service Resolution Management (SRM), a new software category now recognized by leading industry analysts and service and support organizations worldwide.

Prior to KNOVA, Mr. Angel founded Kanisa, where he served as CEO and helped develop a knowledge management and search platform driven by several patent-pending innovations.

“Mark Angel is one of the true visionaries in the customer service and support market and I am pleased with his decision to join the executive team at KANA,” said Michael Fields, KANA’s CEO and Chairman of the Board. “His proven experience building enterprise software companies and developing innovative, cutting-edge products will contribute significantly to KANA’s ongoing growth and success, while helping to ensure that we continue delivering market-leading customer service solutions.”

As Senior Vice President of Corporate Development and Strategy, Mr. Angel will own the process of developing and evangelizing KANA’s strategic vision. As part of his responsibilities, Mr. Angel will be integrally involved with identifying new partner relationships, spearheading the company’s M&A activities and working closely with key customers and prospects to ensure that they achieve maximum business value from KANA’s solutions.

“I’m delighted to be joining KANA at such an exciting time in its history,” said Mr. Angel. “Over the years, I’ve developed great respect for both KANA’s people and products. Now, as part of the team, I look forward to helping define the company’s strategy and shaping the next generation of customer service solutions.”

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com

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NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

Contact:

Kim McCrossen

PAN Communications

978-474-1900

pr@kana.com